Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--July 17, 2025
SECOND QUARTER 2025 FINANCIAL RESULTS

Quarter Highlights:

Net income	Earnings per share	PPNR[1]	Net interest margin	Efficiency ratio	Book value per common share
$237.8 million	$2.07	$331.2 million	3.53%	60.1%	$61.77
				51.8%[1], adjusted for deposit costs	$55.87[1], excluding goodwill and intangibles

CEO COMMENTARY:
“Western Alliance delivered strong second quarter results featuring robust net interest income growth, continued loan and deposit momentum, and healthy earnings generated by improving profitability,” said Kenneth A. Vecchione, President and Chief Executive Officer. “Accelerating business momentum drove quarterly loan and deposit growth of $1.2 billion and $1.8 billion, respectively, and produced PPNR¹ of $331.2 million. Asset quality continued to perform as expected with our nonperforming loans to total funded HFI loans ratio decreasing to 0.76% and net loan charge-offs of 0.22% of average loans. Overall, we achieved net income of $237.8 million and earnings per share of $2.07 for the second quarter 2025, which resulted in a return on tangible common equity[1] of 14.9%. Tangible book value per share[1] climbed 14.5% year-over-year to $55.87 with a CET 1 ratio of 11.2%.”

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $237.8 million and earnings per share of $2.07, up 19.4% and 15.6%, from $199.1 million and $1.79, respectively
▪Net revenue of $845.9 million, an increase of 8.7%, or $67.9 million, compared to an increase in non-interest expenses of 2.9%, or $14.3 million
▪Pre-provision net revenue1 of $331.2 million, up $53.6 million from $277.6 million
▪Effective tax rate of 18.4%, compared to 19.2%
▪Net income of $237.8 million and earnings per share of $2.07, up 22.8% and 18.3%, from $193.6 million and $1.75, respectively
▪Net revenue of $845.9 million, an increase of 9.6%, or $74.1 million, compared to an increase in non-interest expenses of 5.7%, or $27.9 million
▪Pre-provision net revenue1 of $331.2 million, up $46.2 million from $285.0 million
▪Effective tax rate of 18.4%, compared to 21.9%

FINANCIAL POSITION RESULTS:
▪HFI loans of $55.9 billion, up $1.2 billion, or 2.2%
▪Total deposits of $71.1 billion, up $1.8 billion, or 2.6%
▪HFI loan-to-deposit ratio of 78.7%, down from 79.0%
▪Total equity of $7.4 billion, up $192 million, or 2.7%
▪Increase in HFI loans of $3.5 billion, or 6.7%
▪Increase in total deposits of $4.9 billion, or 7.3%
▪HFI loan-to-deposit ratio of 78.7%, down from 79.1%
▪Increase in total equity of $1.1 billion, or 16.9%

LOANS AND ASSET QUALITY:
▪Nonperforming (nonaccrual) loans to funded HFI loans of 0.76%, decreased from 0.82%
▪Criticized loans of $1.5 billion, down $118 million from $1.6 billion
▪Repossessed assets of $218 million, up $167 million from $51 million
▪Annualized net loan charge-offs to average loans outstanding of 0.22%, compared to 0.20%
▪Nonperforming (nonaccrual) loans to funded HFI loans of 0.76%, flat from the prior year
▪Criticized loans of $1.5 billion, up $225 million from $1.3 billion
▪Repossessed assets of $218 million, up $210 million from $8 million
▪Annualized net loan charge-offs to average loans outstanding of 0.22%, compared to 0.18%

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.53%, increased from 3.47%
▪Return on average assets and on tangible common equity1 of 1.10% and 14.9%, compared to 0.97% and 13.4%, respectively
▪Tangible common equity ratio1 of 7.2%, flat from the prior quarter
▪CET 1 ratio of 11.2%, compared to 11.1%
▪Tangible book value per share1, net of tax, of $55.87, an increase of 3.3% from $54.10
▪Adjusted efficiency ratio1 of 51.8%, compared to 55.8%
▪Net interest margin of 3.53%, decreased from 3.63%
▪Return on average assets and on tangible common equity1 of 1.10% and 14.9%, compared to 0.99% and 14.3%, respectively
▪Tangible common equity ratio1 of 7.2%, increased from 6.7%
▪CET 1 ratio of 11.2%, compared to 11.0%
▪Tangible book value per share1, net of tax, of $55.87, an increase of 14.5% from $48.79
▪Adjusted efficiency ratio1 of 51.8%, compared to 51.5%
1     See reconciliation of Non-GAAP Financial Measures starting on page 16.

Income Statement
Net interest income totaled $697.6 million in the second quarter 2025, an increase of $47.0 million, or 7.2%, from $650.6 million in the first quarter 2025, and an increase of $41.0 million, or 6.2%, compared to the second quarter 2024. The increase in net interest income from the first quarter 2025 is primarily due to higher average interest earning asset balances in the second quarter 2025, partially offset by an increase in short-term borrowings. The increase in net interest income from the second quarter 2024 was driven by both an increase in average interest earning asset balances and lower rates on deposits, partially offset by decreased yields on interest earning assets.
The Company recorded a provision for credit losses of $39.9 million in the second quarter 2025, an increase of $8.7 million from $31.2 million in the first quarter 2025, and an increase of $2.8 million from $37.1 million in the second quarter 2024. The provision for credit losses during the second quarter 2025 is primarily reflective of net charge-offs of $29.6 million and loan growth.
The Company’s net interest margin in the second quarter 2025 was 3.53%, an increase from 3.47% in the first quarter 2025, and a decrease from 3.63% in the second quarter 2024. The increase in net interest margin from the first quarter 2025 was driven by higher yields on investment securities coupled with lower rates on deposits. The decrease in net interest margin from the second quarter 2024 was driven primarily by a lower rate environment that reduced interest earning asset yields.
Non-interest income was $148.3 million for the second quarter 2025, compared to $127.4 million for the first quarter 2025, and $115.2 million for the second quarter 2024. The $20.9 million increase in non-interest income from the first quarter 2025 was primarily due to increases in net loan servicing revenue of $16.5 million and net gain on sales of investment securities of $9.3 million, partially offset by decreases in net gain on loan origination and sale activities of $10.1 million. The increase in non-interest income of $33.1 million from the second quarter 2024 was primarily driven by increases in service charges and loan fees, income from bank owned life insurance, and gain on sales of investment securities, partially offset by decreases in net gain on loan origination and sale activities.
Net revenue totaled $845.9 million for the second quarter 2025, an increase of $67.9 million, or 8.7%, compared to $778.0 million for the first quarter 2025, and an increase of $74.1 million, or 9.6%, compared to $771.8 million for the second quarter 2024.
Non-interest expense was $514.7 million for the second quarter 2025, compared to $500.4 million for the first quarter 2025, and $486.8 million for the second quarter 2024. The $14.3 million increase in non-interest expense from the first quarter 2025 is due primarily to an increase of $10.6 million in deposit costs driven by higher average ECR-related deposit balances. The increase in non-interest expense of $27.9 million from the second quarter 2024 is primarily attributable to increased salaries and employee benefits of $26.9 million and data processing costs of $9.3 million. These increases were partially offset by decreased deposit costs of $26.3 million driven by lower interest rates. The Company’s efficiency ratio, adjusted for deposit costs1, was 51.8% for the second quarter 2025, compared to 55.8% in the first quarter 2025, and 51.5% for the second quarter 2024.
Income tax expense was $53.5 million for the second quarter 2025, compared to $47.3 million for the first quarter 2025, and $54.3 million for the second quarter 2024. The increase in income tax expense from the first quarter 2025 is primarily related to an increase in pre-tax income, partially offset by increased investment tax credit benefits. The decrease in income tax expense from the second quarter 2024 is primarily related to a lower effective tax rate driven by increased investment tax credit benefits and a lower state blended tax rate.
Net income was $237.8 million for the second quarter 2025, an increase of $38.7 million from $199.1 million for the first quarter 2025, and an increase of $44.2 million from $193.6 million for the second quarter 2024. Earnings per share totaled $2.07 for the second quarter 2025, compared to $1.79 for the first quarter 2025, and $1.75 for the second quarter 2024.
The Company views its pre-provision net revenue1 ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net revenue less non-interest expense. For the second quarter 2025, the Company’s PPNR1 was $331.2 million, up $53.6 million from $277.6 million in the first quarter 2025, and up $46.2 million from $285.0 million in the second quarter 2024.
The Company had 3,655 full-time equivalent employees and 56 offices at June 30, 2025, compared to 3,562 full-time equivalent employees and 56 offices at March 31, 2025, and 3,310 full-time equivalent employees and 56 offices at June 30, 2024.

1    See reconciliation of Non-GAAP Financial Measures starting on page 16.

Balance Sheet
HFI loans, net of deferred fees, totaled $55.9 billion at June 30, 2025, compared to $54.8 billion at March 31, 2025, and $52.4 billion at June 30, 2024. The increase in HFI loans of $1.2 billion from the prior quarter was primarily driven by increases of $803 million, $215 million, and $190 million in commercial and industrial, commercial real estate non-owner occupied, and residential real estate loans, respectively. The increase in HFI loans of $3.5 billion from June 30, 2024 was primarily driven by increases of $3.2 billion and $608 million in commercial and industrial and commercial real estate non-owner occupied loans, respectively, partially offset by decreases of $186 million and $137 million in construction and land development and commercial real estate owner occupied loans, respectively. HFS loans totaled $3.0 billion at June 30, 2025, compared to $3.2 billion at March 31, 2025, and $2.0 billion at June 30, 2024.
The Company's allowance for credit losses on HFI loans consists of an allowance for funded HFI loans and an allowance for unfunded loan commitments. The allowance for loan losses to funded HFI loans ratio was 0.71%, 0.71%, and 0.67% at June 30, 2025, March 31, 2025, and June 30, 2024, respectively. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded HFI loans ratio was 0.78% at June 30, 2025, 0.77% at March 31, 2025, and 0.74% at June 30, 2024. The Company is a party to credit linked note transactions which effectively transfer a portion of the risk of losses on reference pools of loans to the purchasers of the notes. The Company is protected from first credit losses on reference pools of loans totaling $8.4 billion, $8.5 billion, and $8.9 billion as of June 30, 2025, March 31, 2025, and June 30, 2024, respectively, under these transactions. However, as these note transactions are considered to be free standing credit enhancements, the allowance for credit losses cannot be reduced by the expected credit losses that may be mitigated by these notes. Accordingly, the allowance for loan and credit losses ratios include an allowance related to these pools of loans of $11.8 million as of June 30, 2025, $11.9 million as of March 31, 2025, and $11.7 million as of June 30, 2024. The allowance for credit losses to funded HFI loans ratio, adjusted to reduce the HFI loan balance by the amount of loans in covered reference pools, was 0.91% at June 30, 2025, 0.92% at March 31, 2025, and 0.89% at June 30, 2024.
Deposits totaled $71.1 billion at June 30, 2025, an increase of $1.8 billion from $69.3 billion at March 31, 2025, and an increase of $4.9 billion from $66.2 billion at June 30, 2024. By deposit type, the increase from the prior quarter is attributable to increases of $988 million, $503 million, $167 million, and $127 million from non-interest bearing deposits, savings and money market deposits, interest-bearing demand deposits, and certificates of deposit, respectively. From June 30, 2024, savings and money market deposits increased $5.1 billion and non-interest bearing deposits increased $1.5 billion, while interest-bearing demand deposits decreased $1.6 billion and certificates of deposit decreased $163 million. Non-interest bearing deposits were $23.0 billion at June 30, 2025, compared to $22.0 billion at March 31, 2025, and $21.5 billion at June 30, 2024.
The table below shows the Company's deposit types as a percentage of total deposits:

	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024
Non-interest bearing	32.3%	31.8%	32.5%
Interest-bearing demand	22.0	22.4	26.1
Savings and money market	31.3	31.3	25.8
Certificates of deposit	14.4	14.5	15.6
The Company’s ratio of HFI loans to deposits was 78.7% at June 30, 2025, compared to 79.0% at March 31, 2025, and 79.1% at June 30, 2024.
Borrowings totaled $6.1 billion at June 30, 2025, $4.2 billion at March 31, 2025, and $5.6 billion at June 30, 2024. Borrowings increased $1.9 billion from March 31, 2025 primarily due to increases of $1.3 billion and $608 million in long-term and short-term borrowings, respectively, driven by higher average HFS loans and investment securities balances, which exceeded deposits.. The increase in borrowings from June 30, 2024 is primarily due to an increase in long-term borrowings of $2.5 billion, partially offset by a decrease in short-term borrowings of $2.0 billion.
Qualifying debt totaled $678 million at June 30, 2025, compared to $898 million and $897 million at March 31, 2025 and June 30, 2024, respectively. The decrease in qualifying debt from March 31, 2025 and June 30, 2024 is primarily due to repayment of $225 million of subordinated debt during the quarter ended June 30, 2025.
Total equity was $7.4 billion at June 30, 2025, compared to $7.2 billion at March 31, 2025, and $6.3 billion at June 30, 2024. The increase in total equity from the prior quarter was due primarily to net income of $237.8 million. This increase was offset in part by cash dividends paid to common and preferred shareholders of $42.3 million ($0.38 per common share) and $3.2 million ($0.27 per depository share), respectively, coupled with $7.4 million of cash dividends paid on preferred stock of the Company's REIT subsidiary during the second quarter 2025. The increase in equity from June 30, 2024 was primarily driven by the issuance of preferred stock from the Company's REIT subsidiary, net income, and net unrealized fair value gains on available-for-sale securities recorded in other comprehensive loss, net of tax, partially offset by dividends to stockholders.
The Company's common equity tier 1 capital ratio was 11.2% at June 30, 2025, compared to 11.1%, and 11.0% at March 31, 2025 and June 30, 2024, respectively. At June 30, 2025, tangible common equity, net of tax1, was 7.2% of tangible assets1 and total capital was 14.1% of risk-weighted assets. The Company’s tangible book value per share1 was $55.87 at June 30, 2025, an increase of 3.3% from $54.10 at March 31, 2025, and an increase of 14.5% from $48.79 at June 30, 2024. The increase in tangible book value per share from March 31, 2025 and June 30, 2024 is primarily attributable to net income.
Total assets increased $3.7 billion, or 4.4%, to $86.7 billion at June 30, 2025 from $83.0 billion at March 31, 2025, and increased 7.6% from $80.6 billion at June 30, 2024. The increase in total assets from March 31, 2025 was primarily driven by increases in HFI loans and investment securities, partially offset by a decrease in cash and due from banks. The increase in total assets from June 30, 2024 was primarily driven by increases in HFI and HFS loans and bank owned life insurance.

1     See reconciliation of Non-GAAP Financial Measures starting on page 16.

Asset Quality
Provision for credit losses totaled $39.9 million for the second quarter 2025, compared to $31.2 million for the first quarter 2025, and $37.1 million for the second quarter 2024. Net loan charge-offs in the second quarter 2025 totaled $29.6 million, or 0.22% of average loans (annualized), compared to $25.8 million, or 0.20%, in the first quarter 2025, and $22.8 million, or 0.18%, in the second quarter 2024.
Nonaccrual loans decreased $24 million to $427 million during the quarter and increased $26 million from June 30, 2024. Loans past due 90 days and still accruing interest totaled $51 million at June 30, 2025, $44 million at March 31, 2025, and zero at June 30, 2024 (excluding government guaranteed loans of $326 million, $275 million, and $330 million, respectively). Loans past due 30-89 days and still accruing interest totaled $175 million at June 30, 2025, a decrease from $182 million at March 31, 2025, and an increase from $83 million at June 30, 2024 (excluding government guaranteed loans of $168 million, $161 million, and $221 million, respectively). Criticized loans decreased $118 million to $1.5 billion during the quarter and increased $225 million from June 30, 2024.
Repossessed assets totaled $218 million at June 30, 2025, compared to $51 million at March 31, 2025, and $8 million at June 30, 2024. Classified assets totaled $1.3 billion at June 30, 2025, an increase of $66 million from $1.2 billion at March 31, 2025, and an increase of $513 million from $748 million at June 30, 2024.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses2, a common regulatory measure of asset quality, was 16.4% at June 30, 2025, compared to 15.9% at March 31, 2025, and 11.2% at June 30, 2024.

2     The allowance for credit losses used in this ratio is calculated in accordance with regulatory capital rules.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its second quarter 2025 financial results at 12:00 p.m. ET on Friday, July 18, 2025. Participants may access the call by dialing 1-833-470-1428 and using access code 863006 or via live audio webcast using the website link https://events.q4inc.com/attendee/646018783. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 3:00 p.m. ET July 18th through 11:59 p.m. ET July 25th by dialing 1-866-813-9403, using access code 760564.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company's subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally and any related impact on depositor behavior; risks related to the sufficiency of liquidity; changes in international trade policies, tariffs and treaties affecting imports and exports, trade disputes, barriers to trade or the emergence of other trade restrictions, and their related impacts on macroeconomic conditions and customer behavior; the potential adverse effects of unusual and infrequently occurring events and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the wars in Ukraine and the Middle East; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; increased foreclosures and ownership of real property; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur, and you should not put undue reliance on any forward-looking statements.
About Western Alliance Bancorporation
With more than $80 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC, clients benefit from a full spectrum of tailored commercial banking solutions and consumer products, all delivered with outstanding service by industry experts who put customers first. Major accolades include being ranked as a top U.S. bank in 2024 by American Banker and Bank Director and receiving #1 rankings on Extel’s (formerly Institutional Investor’s) All-America Executive Team Midcap Banks 2024 for Best CEO, Best CFO and Best Company Board of Directors. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands with offices in key markets nationwide. For more information, visit westernalliancebank.com.
Contacts
Investors: Miles Pondelik, 602-346-7462
Email: MPondelik@westernalliancebank.com
Media: Stephanie Whitlow, 480-998-6547
Email: SWhitlow@westernalliancebank.com

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of June 30,
				2025	2024	Change %
				(in millions)
Total assets				$86,725	$80,581	7.6%
Loans held for sale				3,022	2,007	50.6
HFI loans, net of deferred fees				55,939	52,430	6.7
Investment securities				18,601	17,268	7.7
Total deposits				71,107	66,244	7.3
Borrowings				6,052	5,587	8.3
Qualifying debt				678	897	(24.4)
Total equity				7,407	6,334	16.9
Tangible common equity, net of tax (1)				6,168	5,377	14.7
Common equity Tier 1 capital				6,568	5,946	10.5

Selected Income Statement Data:
	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2025	2024	Change %	2025	2024	Change %
	(in millions, except per share data)			(in millions, except per share data)
Interest income	$1,154.4	$1,147.5	0.6%	$2,250.0	$2,202.5	2.2%
Interest expense	456.8	490.9	(6.9)	901.8	947.0	(4.8)
Net interest income	697.6	656.6	6.2	1,348.2	1,255.5	7.4
Provision for credit losses	39.9	37.1	7.5	71.1	52.3	35.9
Net interest income after provision for credit losses	657.7	619.5	6.2	1,277.1	1,203.2	6.1
Non-interest income	148.3	115.2	28.7	275.7	245.1	12.5
Non-interest expense	514.7	486.8	5.7	1,015.1	968.6	4.8
Income before income taxes	291.3	247.9	17.5	537.7	479.7	12.1
Income tax expense	53.5	54.3	(1.5)	100.8	108.7	(7.3)
Net income	237.8	193.6	22.8	436.9	371.0	17.8
Net income attributable to noncontrolling interest	7.4	—	NM	7.4	—	NM
Net income attributable to Western Alliance	230.4	193.6	19.0	429.5	371.0	15.8
Dividends on preferred stock	3.2	3.2	—	6.4	6.4	—
Net income available to common stockholders	$227.2	$190.4	19.3	$423.1	$364.6	16.0
Diluted earnings per common share	$2.07	$1.75	18.3	$3.86	$3.34	15.6

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2025	2024	Change %	2025	2024	Change %
Diluted earnings per common share	$2.07	$1.75	18.3%	$3.86	$3.34	15.6%
Book value per common share	61.77	54.80	12.7
Tangible book value per common share, net of tax (1)	55.87	48.79	14.5
Average common shares outstanding (in millions):
Basic	109.0	108.6	0.3	108.9	108.6	0.3
Diluted	109.6	109.1	0.4	109.6	109.1	0.5
Common shares outstanding	110.4	110.2	0.2

Selected Performance Ratios:
Return on average assets (2)	1.10%	0.99%	11.1%	1.04%	0.99%	5.1%
Return on average tangible common equity (1, 2)	14.9	14.3	4.2	14.2	13.8	2.9
Net interest margin (2)	3.53	3.63	(2.8)	3.50	3.61	(3.0)
Efficiency ratio	60.1	62.3	(3.5)	61.7	63.7	(3.1)
Efficiency ratio, adjusted for deposit costs (1)	51.8	51.5	0.6	53.7	54.4	(1.3)
HFI loan to deposit ratio	78.7	79.1	(0.5)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.22%	0.18%	22.2%	0.21%	0.13%	61.5%
Nonaccrual loans to funded HFI loans	0.76	0.76	—
Nonaccrual loans and repossessed assets to total assets	0.74	0.51	45.1
Allowance for loan losses to funded HFI loans	0.71	0.67	6.0
Allowance for loan losses to nonaccrual HFI loans	92	88	5.7

Capital Ratios:
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024
Tangible common equity (1)	7.2%	7.2%	6.7%
Common Equity Tier 1 (3)	11.2	11.1	11.0
Tier 1 Leverage ratio (3)	8.4	8.6	8.0
Tier 1 Capital (3)	12.3	12.3	11.7
Total Capital (3)	14.1	14.5	13.9

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for June 30, 2025 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions, except per share data)
Interest income:
Loans	$914.3	$896.7	$1,795.3	$1,768.6
Investment securities	201.5	190.5	369.5	334.5
Other	38.6	60.3	85.2	99.4
Total interest income	1,154.4	1,147.5	2,250.0	2,202.5
Interest expense:
Deposits	377.8	410.3	756.1	790.9
Qualifying debt	8.2	9.6	17.5	19.1
Borrowings	70.8	71.0	128.2	137.0
Total interest expense	456.8	490.9	901.8	947.0
Net interest income	697.6	656.6	1,348.2	1,255.5
Provision for credit losses	39.9	37.1	71.1	52.3
Net interest income after provision for credit losses	657.7	619.5	1,277.1	1,203.2
Non-interest income:
Service charges and loan fees	36.9	17.8	74.1	34.2
Net gain on loan origination and sale activities	39.4	46.8	88.9	92.1
Net loan servicing revenue	38.3	38.1	60.1	84.5
Income from bank owned life insurance	11.0	1.7	22.4	2.7
Gain on sales of investment securities	11.4	2.3	13.5	1.4
Fair value gain adjustments, net	0.1	0.7	1.1	1.0
Income (loss) from equity investments	2.9	4.2	(1.9)	21.3
Other	8.3	3.6	17.5	7.9
Total non-interest income	148.3	115.2	275.7	245.1
Non-interest expenses:
Salaries and employee benefits	179.9	153.0	362.3	307.9
Deposit costs	147.4	173.7	284.2	310.7
Data processing	45.0	35.7	90.2	71.7
Insurance	37.4	33.8	75.3	92.7
Legal, professional, and directors' fees	25.3	25.8	54.2	55.9
Loan servicing expenses	20.1	16.6	36.5	31.6
Occupancy	16.9	18.4	34.1	35.9
Business development and marketing	6.1	6.4	12.0	11.9
Loan acquisition and origination expenses	5.8	5.1	11.0	9.9
Other	30.8	18.3	55.3	40.4
Total non-interest expense	514.7	486.8	1,015.1	968.6
Income before income taxes	291.3	247.9	537.7	479.7
Income tax expense	53.5	54.3	100.8	108.7
Net income	237.8	193.6	436.9	371.0
Net income attributable to noncontrolling interest	7.4	—	7.4	—
Net income attributable to Western Alliance	230.4	193.6	429.5	371.0
Dividends on preferred stock	3.2	3.2	6.4	6.4
Net income available to common stockholders	$227.2	$190.4	$423.1	$364.6

Earnings per common share:
Diluted shares	109.6	109.1	109.6	109.1
Diluted earnings per share	$2.07	$1.75	$3.86	$3.34

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
	(in millions, except per share data)
Interest income:
Loans	$914.3	$881.0	$915.2	$945.3	$896.7
Investment securities	201.5	168.0	179.4	197.1	190.5
Other	38.6	46.6	44.0	57.6	60.3
Total interest income	1,154.4	1,095.6	1,138.6	1,200.0	1,147.5
Interest expense:
Deposits	377.8	378.3	387.2	422.1	410.3
Qualifying debt	8.2	9.3	9.4	9.5	9.6
Borrowings	70.8	57.4	75.5	71.5	71.0
Total interest expense	456.8	445.0	472.1	503.1	490.9
Net interest income	697.6	650.6	666.5	696.9	656.6
Provision for credit losses	39.9	31.2	60.0	33.6	37.1
Net interest income after provision for credit losses	657.7	619.4	606.5	663.3	619.5
Non-interest income:
Service charges and loan fees	36.9	37.2	31.7	30.1	17.8
Net gain on loan origination and sale activities	39.4	49.5	67.9	46.3	46.8
Net loan servicing revenue	38.3	21.8	24.7	12.3	38.1
Income from bank owned life insurance	11.0	11.4	12.1	13.0	1.7
Gain on sales of investment securities	11.4	2.1	7.2	8.8	2.3
Fair value gain adjustments, net	0.1	1.0	2.4	4.1	0.7
Income (loss) from equity investments	2.9	(4.8)	11.1	5.8	4.2
Other	8.3	9.2	14.8	5.8	3.6
Total non-interest income	148.3	127.4	171.9	126.2	115.2
Non-interest expenses:
Salaries and employee benefits	179.9	182.4	165.4	157.8	153.0
Deposit costs	147.4	136.8	174.5	208.0	173.7
Data processing	45.0	45.2	39.3	38.7	35.7
Insurance	37.4	37.9	36.7	35.4	33.8
Legal, professional, and directors' fees	25.3	28.9	28.7	24.8	25.8
Loan servicing expenses	20.1	16.4	17.8	18.7	16.6
Occupancy	16.9	17.2	19.6	17.6	18.4
Business development and marketing	6.1	5.9	11.1	9.7	6.4
Loan acquisition and origination expenses	5.8	5.2	5.7	5.9	5.1
Other	30.8	24.5	20.2	20.8	18.3
Total non-interest expense	514.7	500.4	519.0	537.4	486.8
Income before income taxes	291.3	246.4	259.4	252.1	247.9
Income tax expense	53.5	47.3	42.5	52.3	54.3
Net income	237.8	199.1	216.9	199.8	193.6
Net income attributable to noncontrolling interest	7.4	—	—	—	—
Net income attributable to Western Alliance	230.4	199.1	216.9	199.8	193.6
Dividends on preferred stock	3.2	3.2	3.2	3.2	3.2
Net income available to common stockholders	$227.2	$195.9	$213.7	$196.6	$190.4

Earnings per common share:
Diluted shares	109.6	109.6	109.6	109.5	109.1
Diluted earnings per share	$2.07	$1.79	$1.95	$1.80	$1.75

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
	(in millions)
Assets:
Cash and due from banks	$2,767	$3,279	$4,096	$2,592	$4,077
Investment securities	18,601	15,868	15,095	16,382	17,268
Loans held for sale	3,022	3,238	2,286	2,327	2,007
Loans held for investment:
Commercial and industrial	24,920	24,117	23,128	22,551	21,690
Commercial real estate - non-owner occupied	10,255	10,040	9,868	9,801	9,647
Commercial real estate - owner occupied	1,749	1,787	1,825	1,817	1,886
Construction and land development	4,526	4,504	4,479	4,727	4,712
Residential real estate	14,465	14,275	14,326	14,395	14,445
Consumer	24	38	50	55	50
Loans HFI, net of deferred fees	55,939	54,761	53,676	53,346	52,430
Allowance for loan losses	(395)	(389)	(374)	(357)	(352)
Loans HFI, net of deferred fees and allowance	55,544	54,372	53,302	52,989	52,078
Mortgage servicing rights	1,044	1,241	1,127	1,011	1,145
Premises and equipment, net	365	361	361	354	351
Operating lease right-of-use asset	130	125	128	127	133
Other assets acquired through foreclosure, net	218	51	52	8	8
Bank owned life insurance	1,033	1,022	1,011	1,000	187
Goodwill and other intangibles, net	653	656	659	661	664
Other assets	3,348	2,830	2,817	2,629	2,663
Total assets	$86,725	$83,043	$80,934	$80,080	$80,581
Liabilities and stockholders' equity:
Liabilities:
Deposits
Non-interest bearing deposits	$22,997	$22,009	$18,846	$24,965	$21,522
Interest bearing:
Demand	15,674	15,507	15,878	13,846	17,267
Savings and money market	22,231	21,728	21,208	19,575	17,087
Certificates of deposit	10,205	10,078	10,409	9,654	10,368
Total deposits	71,107	69,322	66,341	68,040	66,244
Borrowings	6,052	4,151	5,573	2,995	5,587
Qualifying debt	678	898	899	898	897
Operating lease liability	160	154	159	159	165
Accrued interest payable and other liabilities	1,321	1,303	1,255	1,311	1,354
Total liabilities	79,318	75,828	74,227	73,403	74,247
Equity:
Preferred stock	295	295	295	295	295
Common stock and additional paid-in capital	2,136	2,125	2,120	2,110	2,099
Retained earnings	5,165	4,980	4,826	4,654	4,498
Accumulated other comprehensive loss	(482)	(478)	(534)	(382)	(558)
Total Western Alliance stockholders' equity	7,114	6,922	6,707	6,677	6,334
Noncontrolling interest in subsidiary	293	293	—	—	—
Total equity	7,407	7,215	6,707	6,677	6,334
Total liabilities and equity	$86,725	$83,043	$80,934	$80,080	$80,581

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
	(dollars in millions)
Allowance for loan losses
Balance, beginning of period	$388.6	$373.8	$356.6	$351.8	$340.3
Provision for credit losses (1)	35.7	40.6	51.3	31.4	34.3
Recoveries of loans previously charged-off:
Commercial and industrial	0.6	1.0	0.1	0.5	0.1
Commercial real estate - non-owner occupied	5.1	0.6	—	0.7	—
Commercial real estate - owner occupied	—	0.1	0.2	—	—
Construction and land development	—	—	—	—	—
Residential real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total recoveries	5.7	1.7	0.3	1.2	0.1
Loans charged-off:
Commercial and industrial	17.0	13.0	24.8	4.3	5.3
Commercial real estate - non-owner occupied	17.4	14.5	9.6	21.7	17.6
Commercial real estate - owner occupied	0.2	—	—	0.3	—
Construction and land development	0.6	—	—	1.5	—
Residential real estate	0.1	—	—	—	—
Consumer	—	—	—	—	—
Total loans charged-off	35.3	27.5	34.4	27.8	22.9
Net loan charge-offs	29.6	25.8	34.1	26.6	22.8
Balance, end of period	$394.7	$388.6	$373.8	$356.6	$351.8

Allowance for unfunded loan commitments
Balance, beginning of period	$35.1	$39.5	$37.6	$35.9	$33.1
Provision for (recovery of) credit losses (1)	4.1	(4.4)	1.9	1.7	2.8
Balance, end of period (2)	$39.2	$35.1	$39.5	$37.6	$35.9

Components of the allowance for credit losses on loans
Allowance for loan losses	$394.7	$388.6	$373.8	$356.6	$351.8
Allowance for unfunded loan commitments	39.2	35.1	39.5	37.6	35.9
Total allowance for credit losses on loans	$433.9	$423.7	$413.3	$394.2	$387.7

Net charge-offs to average loans - annualized	0.22%	0.20%	0.25%	0.20%	0.18%

Allowance ratios
Allowance for loan losses to funded HFI loans (3)	0.71%	0.71%	0.70%	0.67%	0.67%
Allowance for credit losses to funded HFI loans (3)	0.78	0.77	0.77	0.74	0.74
Allowance for loan losses to nonaccrual HFI loans	92	86	79	102	88
Allowance for credit losses to nonaccrual HFI loans	102	94	87	113	97
(1)    The above tables reflect the provision for credit losses on funded and unfunded loans. For the three months ended June 30, 2025, provision for credit losses totaled $0.1 million for AFS investment securities and zero for HTM investment securities. The allowance for credit losses on AFS and HTM investment securities totaled $0.3 million and $11.6 million, respectively, as of June 30, 2025.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $11.8 million as of June 30, 2025 related to a pool of loans covered under three separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
	(dollars in millions)
Nonaccrual loans and repossessed assets
Nonaccrual loans	$427	$451	$476	$349	$401
Nonaccrual loans to funded HFI loans	0.76%	0.82%	0.89%	0.65%	0.76%
Repossessed assets	$218	$51	$52	$8	$8
Nonaccrual loans and repossessed assets to total assets	0.74%	0.60%	0.65%	0.45%	0.51%

Loans Past Due
Loans past due 90 days, still accruing (1)	$51	$44	$—	$4	$—
Loans past due 90 days, still accruing to funded HFI loans	0.09%	0.08%	—%	0.01%	—%
Loans past due 30 to 89 days, still accruing (2)	$175	$182	$92	$110	$83
Loans past due 30 to 89 days, still accruing to funded HFI loans	0.31%	0.33%	0.17%	0.21%	0.16%

Other credit quality metrics
Special mention loans	$444	$460	$392	$502	$532
Special mention loans to funded HFI loans	0.79%	0.84%	0.73%	0.94%	1.01%

Classified loans on accrual	$615	$693	$480	$479	$328
Classified loans on accrual to funded HFI loans	1.10%	1.27%	0.89%	0.90%	0.63%
Classified assets	$1,261	$1,195	$1,009	$838	$748
Classified assets to total assets	1.45%	1.44%	1.25%	1.05%	0.93%
(1)    Excludes government guaranteed residential mortgage loans of $326 million, $275 million, $326 million, $313 million, and $330 million as of each respective date in the table above.
(2)    Excludes government guaranteed residential mortgage loans of $168 million, $161 million, $183 million, $203 million, and $221 million as of each respective date in the table above.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	June 30, 2025			March 31, 2025
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$4,859	$74.0	6.11%	$4,300	$66.6	6.28%
Loans HFI:
Commercial and industrial	24,094	392.1	6.58	22,831	365.8	6.56
CRE - non-owner occupied	10,253	181.9	7.12	10,011	175.1	7.10
CRE - owner occupied	1,788	26.7	6.11	1,880	28.7	6.30
Construction and land development	4,290	88.7	8.29	4,407	91.8	8.45
Residential real estate	14,399	150.3	4.19	14,346	152.2	4.30
Consumer	32	0.6	7.07	46	0.8	6.69
Total HFI loans (1), (2), (3)	54,856	840.3	6.17	53,521	814.4	6.20
Investment securities:
Taxable	15,099	177.4	4.71	13,020	143.5	4.47
Tax-exempt	2,215	24.1	5.46	2,255	24.5	5.52
Total investment securities (1)	17,314	201.5	4.81	15,275	168.0	4.63
Cash and other	3,496	38.6	4.43	4,083	46.6	4.63
Total interest earning assets	80,525	1,154.4	5.80	77,179	1,095.6	5.81
Non-interest earning assets
Cash and due from banks	346			331
Allowance for credit losses	(403)			(397)
Bank owned life insurance	1,026			1,015
Other assets	4,905			4,720
Total assets	$86,399			$82,848
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing demand accounts	$15,707	$97.2	2.48%	$15,870	$99.9	2.55%
Savings and money market	21,736	170.6	3.15	21,206	164.8	3.15
Certificates of deposit	10,084	110.0	4.38	10,018	113.6	4.60
Total interest-bearing deposits	47,527	377.8	3.19	47,094	378.3	3.26
Short-term borrowings	3,048	35.7	4.69	1,722	20.8	4.89
Long-term debt	2,498	35.1	5.64	2,652	36.6	5.60
Qualifying debt	826	8.2	4.01	899	9.3	4.18
Total interest-bearing liabilities	53,899	456.8	3.40	52,367	445.0	3.45
Interest cost of funding earning assets			2.28			2.34
Non-interest-bearing liabilities
Non-interest-bearing deposits	23,569			22,097
Other liabilities	1,576			1,485
Equity	7,355			6,899
Total liabilities and equity	$86,399			$82,848
Net interest income and margin (4)		$697.6	3.53%		$650.6	3.47%

(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $10.2 million for each of the three months ended June 30, 2025 and March 31, 2025.
(2)    Included in the yield computation are net loan fees of $25.5 million and $23.8 million for the three months ended June 30, 2025 and March 31, 2025, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	June 30, 2025			June 30, 2024
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	(dollars in millions)
Interest earning assets
Loans HFS	$4,859	$74.0	6.11%	$2,860	$43.0	6.05%
Loans HFI:
Commercial and industrial	24,094	392.1	6.58	19,913	370.1	7.54
CRE - non-owner occupied	10,253	181.9	7.12	9,680	185.0	7.69
CRE - owner occupied	1,788	26.7	6.11	1,865	28.5	6.24
Construction and land development	4,290	88.7	8.29	4,740	112.3	9.53
Residential real estate	14,399	150.3	4.19	14,531	157.0	4.35
Consumer	32	0.6	7.07	48	0.8	6.94
Total loans HFI (1), (2), (3)	54,856	840.3	6.17	50,777	853.7	6.79
Investment securities:
Taxable	15,099	177.4	4.71	14,029	166.5	4.77
Tax-exempt	2,215	24.1	5.46	2,221	24.0	5.45
Total investment securities (1)	17,314	201.5	4.81	16,250	190.5	4.87
Cash and other	3,496	38.6	4.43	3,983	60.3	6.09
Total interest earning assets	80,525	1,154.4	5.80	73,870	1,147.5	6.30
Non-interest earning assets
Cash and due from banks	346			294
Allowance for credit losses	(403)			(350)
Bank owned life insurance	1,026			187
Other assets	4,905			4,554
Total assets	$86,399			$78,555
Interest bearing liabilities
Interest bearing deposits:
Interest bearing demand accounts	$15,707	$97.2	2.48%	$17,276	$131.2	3.05%
Savings and money market accounts	21,736	170.6	3.15	16,579	146.2	3.55
Certificates of deposit	10,084	110.0	4.38	10,427	132.9	5.12
Total interest bearing deposits	47,527	377.8	3.19	44,282	410.3	3.73
Short-term borrowings	3,048	35.7	4.69	4,165	58.9	5.69
Long-term debt	2,498	35.1	5.64	437	12.1	11.19
Qualifying debt	826	8.2	4.01	896	9.6	4.28
Total interest bearing liabilities	53,899	456.8	3.40	49,780	490.9	3.97
Interest cost of funding earning assets			2.28			2.67
Non-interest bearing liabilities
Non-interest bearing deposits	23,569			20,996
Other liabilities	1,576			1,449
Equity	7,355			6,330
Total liabilities and equity	$86,399			$78,555
Net interest income and margin (4)		$697.6	3.53%		$656.6	3.63%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $10.2 million and $9.9 million for the three months ended June 30, 2025 and 2024, respectively.
(2)    Included in the yield computation are net loan fees of $25.5 million and $32.1 million for the three months ended June 30, 2025 and 2024, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Six Months Ended
	June 30, 2025			June 30, 2024
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans HFS	$4,581	$140.5	6.19%	$2,638	$82.1	6.26%
Loans HFI:
Commercial and industrial	23,466	758.0	6.57	19,329	715.8	7.51
CRE - non-owner occupied	10,133	357.1	7.11	9,574	370.1	7.78
CRE - owner occupied	1,833	55.4	6.20	1,836	55.3	6.15
Construction and land development	4,348	180.5	8.37	4,831	229.4	9.55
Residential real estate	14,373	302.5	4.24	14,626	314.0	4.32
Consumer	39	1.3	6.85	55	1.9	7.13
Total loans HFI (1), (2), (3)	54,192	1,654.8	6.19	50,251	1,686.5	6.78
Investment securities:
Taxable	14,065	320.9	4.60	12,373	287.6	4.67
Tax-exempt	2,235	48.6	5.49	2,213	46.9	5.34
Total investment securities (1)	16,300	369.5	4.72	14,586	334.5	4.78
Cash and other	3,788	85.2	4.54	3,468	99.4	5.77
Total interest earning assets	78,861	2,250.0	5.81	70,943	2,202.5	6.30
Non-interest earning assets
Cash and due from banks	339			289
Allowance for credit losses	(400)			(349)
Bank owned life insurance	1,020			187
Other assets	4,813			4,548
Total assets	$84,633			$75,618
Interest bearing liabilities
Interest bearing deposits:
Interest bearing demand accounts	$15,788	$197.1	2.52%	$16,812	$253.2	3.03%
Savings and money market accounts	21,473	335.4	3.15	15,913	276.1	3.49
Certificates of deposit	10,051	223.6	4.49	10,278	261.6	5.12
Total interest bearing deposits	47,312	756.1	3.22	43,003	790.9	3.70
Short-term borrowings	2,389	56.4	4.76	3,940	112.6	5.75
Long-term debt	2,575	71.8	5.62	441	24.4	11.13
Qualifying debt	862	17.5	4.10	895	19.1	4.28
Total interest bearing liabilities	53,138	901.8	3.42	48,279	947.0	3.94
Interest cost of funding earning assets			2.31			2.69
Non-interest bearing liabilities
Non-interest bearing deposits	22,837			19,589
Other liabilities	1,530			1,493
Equity	7,128			6,257
Total liabilities and equity	$84,633			$75,618
Net interest income and margin (4)		$1,348.2	3.50%		$1,255.5	3.61%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $20.3 million and $19.5 million for the six months ended June 30, 2025 and 2024, respectively.
(2)    Included in the yield computation are net loan fees of $49.3 million and $65.2 million for the six months ended June 30, 2025 and 2024, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
	(in millions)
Net interest income	$697.6	$650.6	$666.5	$696.9	$656.6
Total non-interest income	148.3	127.4	171.9	126.2	115.2
Net revenue	$845.9	$778.0	$838.4	$823.1	$771.8
Total non-interest expense	514.7	500.4	519.0	537.4	486.8
Pre-provision net revenue (1)	$331.2	$277.6	$319.4	$285.7	$285.0
Adjusted for:
Provision for credit losses	39.9	31.2	60.0	33.6	37.1
Income tax expense	53.5	47.3	42.5	52.3	54.3
Net income	$237.8	$199.1	$216.9	$199.8	$193.6

Efficiency Ratio (Tax Equivalent Basis) by Quarter:
	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
	(dollars in millions)
Total non-interest expense	$514.7	$500.4	$519.0	$537.4	$486.8
Less: Deposit costs	147.4	136.8	174.5	208.0	173.7
Total non-interest expense, excluding deposit costs	367.3	363.6	344.5	329.4	313.1
Divided by:
Total net interest income	697.6	650.6	666.5	696.9	656.6
Plus:
Tax equivalent interest adjustment	10.2	10.2	10.0	10.0	9.9
Total non-interest income	148.3	127.4	171.9	126.2	115.2
Less: Deposit costs	147.4	136.8	174.5	208.0	173.7
	$708.7	$651.4	$673.9	$625.1	$608.0
Efficiency ratio (2)	60.1%	63.5%	61.2%	64.5%	62.3%
Efficiency ratio, adjusted for deposit costs (2)	51.8%	55.8%	51.1%	52.7%	51.5%

Tangible Common Equity:
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
	(dollars and shares in millions, except per share data)
Total equity	$7,407	$7,215	$6,707	$6,677	$6,334
Less:
Goodwill and intangible assets	653	656	659	661	664
Preferred stock	295	295	295	295	295
Noncontrolling interest in subsidiary	293	293	—	—	—
Total tangible common equity	6,166	5,971	5,753	5,721	5,375
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible common equity, net of tax	$6,168	$5,973	$5,755	$5,723	$5,377
Total assets	$86,725	$83,043	$80,934	$80,080	$80,581
Less: goodwill and intangible assets, net	653	656	659	661	664
Tangible assets	86,072	82,387	80,275	79,419	79,917
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible assets, net of tax	$86,074	$82,389	$80,277	$79,421	$79,919
Tangible common equity ratio (3)	7.2%	7.2%	7.2%	7.2%	6.7%
Common shares outstanding	110.4	110.4	110.1	110.1	110.2
Tangible book value per share, net of tax (3)	$55.87	$54.10	$52.27	$51.98	$48.79

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate the financial condition and capital strength of the Company.